Exhibit 10.1

CONSULTING AGREEMENT

THIS AGREEMENT dated for reference the _______ day of __________, 2010, between, Tombstone Exploration Corporation., a Canadian Federal corporation with an address located at 1515 Red Top Rd. P.O. Box 1280, Tombstone, Arizona, (the "Company") and Steven J. Radvak, an individual, with an address located at 10017 N. 60th Place, Paradise Valley, Arizona (the “Consultant”).

WHEREAS:

A.

The Company is engaged in the business of locating, acquiring and exploring natural resource mineral properties and has acquired interests in several mineral properties located in Arizona; and,

B.

The Company desires to engage the Consultant to provide those services as more particularly described herein.

AGREEMENT:

NOW, THEREFORE, in consideration of the foregoing recitals and the covenants and conditions herein set forth, the parties hereto agree as follows:

ARTICLE 1

ENGAGEMENT

1.1

The Company hereby engages the Consultant to provide such services as the Company's Vice President of Exploration, for the Term (as defined in Section 3.1), and the Consultant accepts such engagement. The services to be provided by Consultant (the “Services”) shall include the following: general assistance to the Company's business, as it relates to property acquisition and exploration and, to perform such other duties and responsibilities as may be reasonably required from time-to-time either in respect of the foregoing or otherwise by the Board of Directors.

1.2

The Company and the Consultant agree that the services to be provided hereunder by Consultant shall be rendered in Arizona or at such other location as is mutually agreed to by the Consultant and the Company.

1.3

The Consultant shall ensure that Consultant devotes sufficient working time, attention, ability and expertise to successfully provide the Services to the Company in a timely manner. The Consultant shall at all times use his best efforts to promote the best interests of the Company. In providing the Services, Consultant shall report to the Company’s Chief Executive Officer. The Consultant agrees that the payment of the Fee provided for in this Agreement shall be in full and complete satisfaction for the work and services provided by Consultant, regardless of when and where such work and services are performed. The Consultant further releases the Company from any claims for overtime pay or other such compensation which may accrue to Consultant by reason of any existing or future legislation or otherwise.

1.4

During the Term, the Company shall nominate Consultant for election as a Director of the Company. All compensation to be paid to the Consultant for service by Consultant on the Company’s Board of Directors shall be included in the compensation to be paid to the Consultant pursuant to this Agreement.

ARTICLE 2

REMUNERATION

2.1

In consideration for the Services to the Company, the Company shall pay to the Consultant a fee (the “Fee”) of $400.00 per day that the Consultant actually renders the Services, to be paid monthly on the first of each month during the Term of this Agreement. The Fee shall be paid in cash or converted into shares of the Company's common stock based on the average of the previous months trading price. If, on the expiration of the Term, the Company desires that Consultant continue providing the Services and the Consultant agree to do so, the Company shall, unless the parties agree otherwise, continue to pay to the Consultant the sum of $400.00 per day actually worked or such renegotiated amount for each month or part thereof during which the Consultant so continues to provide the Services.

2.2

The Company shall issue to Consultant Two Million shares (2,000,000) of the Company’s Common Stock (“Issued Stock”), which shall be issued and vest as follows: (i) 500,000 shares on March 31, 2009; (ii) 500,000 shares on June 30, 2009; (iii) 500,000 shares on September 30, 2009; and, (ii) 500,000 shares on December 31, 2009.

(a)

The Issued Stock and the rights and privileges conferred in whole or in part hereby may not be transferred, assigned, pledged or hypothecated in any way (whether by operation of law or otherwise), and the Company shall have no obligation to transfer such shares, unless registered under the Securities Act of 1933, as amended (the “Act”) or, in the opinion of counsel to the Company, such transaction is in compliance with or exempt from the registration and prospectus requirements of the Act. The Consultant shall pay all costs incurred by the Company in such a transaction, including but not limited to legal fees and costs. The Issued Stock shall not be subject to levy and execution, attachment or similar process. Upon any attempt to transfer, assign, pledge, hypothecate or otherwise dispose of the Issued Stock, or any right or privilege conferred hereby, contrary to the provisions of this Agreement, or upon the levy or execution, attachment or similar process on the Issued Stock or the rights and privileges conferred under this Agreement, the Company shall have the right to buy back the Issued Stock, in whole or in part, at a purchase price of $0.001 per share. Each certificate or other documentation evidencing the ownership of any shares of Issued Stock to be imprinted with a legend in substantially the following form:

THE SECURITIES REPRESENTED HEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED. THE SECURITIES HAVE BEEN ACQUIRED FOR INVESTMENT AND MAY NOT BE REOFFERED, SOLD, TRANSFERRED, PLEDGED, OR ASSIGNED IN THE ABSENCE OF (A) AN EFFECTIVE REGISTRATION STATEMENT FOR THE SECURITIES UNDER SAID ACT AND THE STATE SECURITIES ACT OR BLUE SKY ACT OF ANY STATE HAVING JURISDICTION THEREOF, OR (B) AN OPINION OF COUNSEL, REASONABLY SATISFACTORY IN FORM, SCOPE AND SUBSTANCE TO THE COMPANY, THAT REGISTRATION IS NOT REQUIRED UNDER SAID ACT OR THE SECURITIES ACT OR BLUE SKY ACT OF ANY STATE HAVING JURISDICTION WITH RESPECT THERETO.

(b)

The certificate may also bear additional inscriptions that the Company, in its sole and absolute discretion, otherwise deems are required by federal, state, foreign or local securities laws. All shares of Issued Stock shall be subject to such stop-transfer orders and other restrictions as the Company may deem advisable under the rules, regulations, and other requirements of the US Securities and Exchange Commission, any stock exchange upon which the Common Stock is then listed, and any applicable federal or state securities law, and the Company may cause a legend or legends to be put on any certificates evidencing such shares to make appropriate reference to such restrictions.

(c)

The Issued Stock is subject to all restrictions in this Agreement. By acceptance of the Issued Stock, the Consultant agrees that the Issued Stock will be held for investment and will not be held with a view to their distribution, as that term is used in the Act, unless in the opinion of counsel to the Company, such distribution is in compliance with or exempt from the registration and prospectus requirements of that Act. As a condition of this Agreement, the Company may require the Consultant to confirm any factual matters reasonably requested by counsel for the Company.

THE CONSULTANT UNDERSTANDS THAT THE ISSUED STOCK WILL NOT BE REGISTERED AT THE TIME THIS AGREEMENT UNDER THE SECURITIES ACT. THE CONSULTANT REPRESENTS THAT IT IS EXPERIENCED IN EVALUATING COMPANIES SUCH AS THE COMPANY, HAS SUCH KNOWLEDGE AND EXPERIENCE IN FINANCIAL AND BUSINESS MATTERS AS TO BE CAPABLE OF EVALUATING THE MERITS AND RISKS OF ITS INVESTMENT, AND HAS THE ABILITY TO SUFFER THE TOTAL LOSS OF THE INVESTMENT. THE CONSULTANT FURTHER REPRESENTS THAT IT HAS HAD THE OPPORTUNITY TO ASK QUESTIONS OF AND RECEIVE ANSWERS FROM THE COMPANY CONCERNING THE TERMS AND CONDITIONS OF THE ISSUED STOCK, THE COMMON STOCK, AND THE BUSINESS OF THE COMPANY, AND TO OBTAIN ADDITIONAL INFORMATION TO SUCH CONSULTANT’S SATISFACTION. THE CONSULTANT FURTHER REPRESENTS THAT IT IS AN “ACCREDITED INVESTOR” WITHIN THE MEANING OF REGULATION D UNDER THE ACT, AS PRESENTLY IN EFFECT.

2.3

In addition to the Fees payable to Consultant pursuant to Section 2 hereof, the Company shall pay directly, or reimburse Consultant for, its reasonable Out-of-Pocket Expenses incurred in connection with the performance of the Services, provided that the Consultant obtains the Company’s prior written authorization being incurring any Out-of-Pocket-Expenses.

ARTICLE 3

TERM AND TERMINATION

3.1

Subject to Section 3.2, this Agreement shall be for an initial term of 12 months, with an effective date of January 1, 2010 (the “Term”).

3.2

The initial Term may be renewed for an additional twelve month Term upon the mutual agreement of the parties hereto in writing.

3.3

The Consultant’s engagement shall only terminate prior to the expiration of the initial term set forth in Section 3.1 or any extension thereof in the event that at any time if: (i) The Consultant dies, (ii) The Board elects to terminate this Agreement for “Cause” (as defined below) and notifies the Consultant in writing of such election, (iii) The Company terminates this Agreement at any time, for any reason, by providing thirty (30) days written notice to Consultant; or (iv) The Consultant terminates this Agreement at any time, for any reason, by providing thirty (30) days written notice to the Company. If this Agreement is terminated pursuant to clause (i) or (ii) of Section, such termination shall be effective immediately. If this Agreement is terminated pursuant to clause (iii) or (iv) of Section, such termination shall be effective 30 days after delivery of the notice of termination.

3.4

“Cause” means: (i) The Consultant has breached the provisions of this Agreement in any material respect, and has failed to cure such breach within 10 days after receipt of written notice from the Company, (ii) The Consultant has engaged in willful and material misconduct, including willful and material failure to perform the Consultant’s duties as an officer or Consultant of the Company and has failed to cure such default within 10 days after receipt of written notice of default from the Company, (iii) The Consultant has committed fraud, misappropriation or embezzlement in connection with the Company’s business, (iv) The Consultant has been convicted or has pleaded NOLO CONTENDERE to criminal misconduct (except for parking violations, occasional minor traffic violations and other similar minor violations), or (v) The Consultant files for bankruptcy. Notwithstanding any termination of this Agreement, the Consultant, in consideration of Consultant’s engagement hereunder to the date of such termination, shall remain bound by the provisions of this Agreement which specifically relate to periods, activities or obligations upon or subsequent to the termination of the Consultant’s engagement.

3.5

Upon termination of Consultant’s engagement with the Company, the Consultant shall deliver promptly to the Company all records, manuals, books, blank forms, documents, letters, memoranda, notes, notebooks, reports, data, tables, calculations or copies thereof that relate in any way to the business, products, practices or techniques of the Company, and all other property, trade secrets and confidential information of the Company, including, but not limited to, all documents that in whole or in part contain any trade secrets or confidential information of the Company, which in any of these cases are in Consultant’s possession or under Consultant’s control.

3.6

Upon termination of this Agreement, the Company shall immediately pay to the Consultant all accrued and unpaid portions of the Fees due up to the date of termination as well as any Expenses properly incurred prior to the date of termination.

ARTICLE 4

CONSULTANT’S REPRESENTATIONS AND WARRANTIES

4.1

Consultant understands and agrees that all rights, titles and interest, including copyrights, in the materials being created by the Company pursuant to this Agreement are the exclusive property of the Company and that Consultant will obtain no rights in such materials.

4.2

Consultant has all requisite power and authority to grant any and all licenses created by the Agreement and Consultant further understands that the grant of rights to the Company in Section 4.1 are not revocable and that the Company will expend resources in reliance on the irrevocability of such grant of rights.

ARTICLE 5

CONFIDENTIAL INFORMATION

Except as permitted or directed by the Company’s Board of Directors, during the term of Consultant’s engagement or at any time thereafter, the Consultant shall not divulge, furnish or make accessible to anyone or use in any way (other than in the ordinary course of the business of the Company) any confidential or secret knowledge or information of the Company that the Consultant has acquired or become acquainted with or will acquire or become acquainted with prior to the termination of the period of Consultant’s engagement by the Company (including engagement by the Company or any affiliated companies prior to the date of this Agreement) whether developed by Consultant or by others, concerning any trade secrets, confidential or secret designs, processes, formulae, plans, devices or material (whether or not patented or patentable) directly or indirectly useful in any aspect of the business of the Company, any customer or supplier lists of the Company, any confidential or secret development or research work of the Company, or any other confidential information or secret aspects of the business of the Company. The Consultant acknowledges that the above-described knowledge or information constitutes a unique and valuable asset of the Company and represents a substantial investment of time and expense by the Company, and that any disclosure or other use of such knowledge or information other than for the sole benefit of the Company would be wrongful and would cause irreparable harm to the Company. Both during and after the term of Consultant’s engagement, the Consultant will refrain from any acts or omissions that would reduce the value of such knowledge or information to the Company. The foregoing obligations of confidentiality shall not apply to any knowledge or information that is now published and publicly available or which subsequently becomes generally publicly known in the form in which it was obtained from the Company, other than as a direct or indirect result of the breach of this Agreement by the Consultant.

ARTICLE 6

MISCELLANEOUS

6.1

A facsimile copy of this Agreement signed by any and/or all Parties shall have the same binding and legal effect as an original of the same.

6.2

This Agreement may be executed in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one in the same instrument. Regardless of whether this Agreement is executed in one or more counterparts, each such counterpart may be executed by actual or facsimile signature(s).

6.3

Should either party hereto, or any heir, personal representative, successor or assign of either party hereto, resort to litigation to enforce this Agreement, the party or parties prevailing in such litigation shall be entitled, in addition to such other relief as may be granted, to recover its or their reasonable attorneys’ fees and costs in such litigation from the party or parties against whom enforcement was sought.

6.4

This Agreement contains the entire understanding and agreement between the parties hereto with respect to its subject matter and supersedes any prior or contemporaneous written or oral agreements, representations or warranties between them respecting the subject matter hereof.

6.5

If any provision of this Agreement, as applied to either party or to any circumstances, shall be adjudged by a court to be void or unenforceable, the same shall be deemed stricken from this Agreement and shall in no way affect any other provision of this Agreement or the validity or enforceability of this Agreement. In the event any such provision (the “Applicable Provision”) is so adjudged void or unenforceable, Consultant and Company shall take the following actions in the following order: (i) seek judicial reformation of the Applicable Provision; or (ii) negotiate in good faith with each other to replace the Applicable Provision with a lawful provision.

6.6

The rights and remedies provided by this Agreement are cumulative, and the exercise of any right or remedy by either party hereto (or by its successors), whether pursuant to this Agreement, to any other agreement, or to law, shall not preclude or waive its right to exercise any or all other rights and remedies.

6.7

No failure or neglect of either party hereto in any instance to exercise any right, power or privilege hereunder or under law shall constitute a waiver of any other right, power or privilege or of the same right, power or privilege in any other instance. All waivers by either party hereto must be contained in a written instrument signed by the party to be charged and, in the case of the Company, by an executive officer of the Company or other person duly authorized by the Company.

6.8

The parties intend to be bound only upon execution of this Agreement and no negotiation, exchange or draft or partial performance shall be deemed to imply an agreement. Neither the continuation of work by Consultant or any other conduct shall be deemed to imply a continuing agreement upon the expiration of this Agreement.

6.9

Company and the party executing this Agreement on behalf of the Company has the requisite corporate power and authority to enter into and carry out the terms and conditions of this Agreement, as well as all transactions contemplated hereunder. All corporate proceedings have been taken and all corporate authorizations and approvals have been secured which are necessary to authorize the execution, delivery and performance by Company of this Agreement. This Agreement has been duly and validly executed and delivered by Company and constitutes the valid and binding obligations of Company, enforceable in accordance with the respective terms. Upon delivery of this Agreement to Consultant, this Agreement, and the other agreements referred to herein, will constitute the valid and binding obligations of Company, and will be enforceable in accordance with their respective terms.

6.10

Except as may be required by law, neither Consultant nor the Company shall disclose the financial terms of this Agreement to persons not involved in the operation of the Company, and the Parties shall disclose the financial terms of the Agreement to those involved in the operation of the Company only as needed to implement the terms of the Agreement or carry out the operations of the Company. The above notwithstanding, the financial terms of the Agreement may be disclosed to: (i) either Party’s accountants, financial or tax advisors, and any potential investors in the Company, provided such persons agree not to disclose such terms of the Agreement further; and (ii) members of Consultant’s immediate family, provided such family members agree not to reveal the terms of the Agreement further.

6.11

Consultant and the Company agree to perform any further acts and execute and deliver any documents that may be reasonably necessary to carry out the provisions of this Agreement.

6.12

The relationship between Consultant and the Company is that of independent contractor under a “work for hire” arrangement. All work product developed by Consultant shall be deemed owned and assigned to Company. This Agreement is not authority for Consultant to act for the Company as its agent or make commitments for the Company. Consultant will not be eligible for any employee benefits, nor will the company make deductions from fees to the consultant for taxes, insurance, bonds or the like. Consultant shall not hold himself out as an officer, director or employee of the Company (unless Consultant is hereafter appointed to such position). Consultant retains the discretion in performing the tasks assigned, within the scope of work specified.

6.13

Consultant agrees to pay all taxes that may be imposed upon Consultant with respect to the Fees paid to Consultant hereunder.

6.14

This Agreement and the rights and remedies of each party arising out of or relating to this Agreement (including, without limitation, equitable remedies) shall (with the exception of any applicable federal laws) be solely governed by, interpreted under, and construed and enforced in accordance with the laws (without regard to the conflicts of law principles) of the State of Arizona.

6.15

Neither this Agreement nor any right, remedy, obligation or liability arising hereunder or by reason hereof shall be assignable (including by operation of law) by either party without the prior written consent of the other party to this Agreement, except that the Company may, without the consent of the Consultant, assign its rights and obligations under this Agreement to any corporation, firm or other business entity with or into which the Company may merge or consolidate, or to which the Company may sell or transfer all or substantially all of its assets, or of which 50% or more of the equity investment and of the voting control is owned, directly or indirectly, by, or is under common ownership with, the Company. Provided such assignee explicitly assumes such responsibilities, after any such assignment by the Company, the Company shall be discharged from all further liability hereunder and such assignee shall thereafter be deemed to be the Company for the purposes of all provisions of this Agreement including this Section 10. Compensation under this Agreement is assignable at the discretion of the Consultant.

6.16

No provision of this Agreement may be modified, amended, waived or terminated except by an instrument in writing signed by the parties to this Agreement. No course of dealing between the parties will modify, amend, waive or terminate any provision of this Agreement or any rights or obligations of any party under or by reason of this Agreement.

6.17

Third-Party Benefit. Nothing in this Agreement, express or implied, is intended to confer upon any other person any rights, remedies, obligations or liabilities of any nature whatsoever.

6.18

The parties have participated jointly in the negotiation and drafting of this Agreement and each provision hereof. In the event any ambiguity, conflict, omission or other question of intent or interpretation arises, this Agreement shall be construed as if jointly drafted by the parties, and no presumption or burden of proof shall be presumed, implied or otherwise construed favoring or disfavoring any party by virtue of the authorship of this Agreement or of any provision hereof.

IN WITNESS WHEREOF, this Consulting Agreement has been executed by the Parties as of the date first above written.

Tombstone Exploration Corporation		Steven J. Radvak

Date:		Date:

By:		By:

Name:	Alan Brown	Name:

Title:	Chief Executive Officer	Title: